Exhibit 99.1

Has the downturn changed company strategy?
Adrian Sarbu, President & COO

Safe Harbour Statement
This presentation contains written or oral forward-looking statements, including those relating to our business strategy, expectations and intentions. Statements that use the terms “believe”, “anticipate”, “expect”, “plan”, “target”, “prospect”, “estimate”, “intend” and similar expressions of a future or forward-looking nature identify forward-looking statements for purposes of the U.S. federal securities laws or otherwise. For these statements and all other forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the
Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated. Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements. Important factors that contribute to such risks include, but are not limited to, the effect of the credit crisis and economic downturn in our markets as well as in the United States and Western Europe; decreases in television advertising spending and the rate of development of the advertising markets in the countries in which we operate; the impact of any additional investments we make in our
Bulgaria, Croatia and Ukraine operations; our effectiveness in implementing our strategic plan for our Ukraine operations or our Bulgaria operations; our ability to make future investments in television broadcast operations; our ability to develop and  implement strategies regarding sales and multi-channel distribution; changes in the political and regulatory environments where we operate and application of relevant laws and regulations; the timely renewal of broadcasting licenses and our ability to obtain additional frequencies and licenses; and our ability to acquire necessary programming and attract audiences. For a more detailed description of these uncertainties and other features, please see the “Risk
Factors” section in our most recent Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date on when they were made and we undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

The winners after the crisis
Broadcasting and Internet
will emerge stronger. They
will more rapidly gain market
share from other media.

Best people / culture
Strong and adequate
product
Vertically integrated media company.
Content, broadcasting, Internet
Leadership position in high
growth markets
Babylon
Babylón
Babel
Вавилон
Babel
Babel
Вавилон
WINNER AFTER THE CRISIS

Real GDP has deteriorated
Czech
Romania
Slovakia
Slovenia
Croatia
Ukraine
Bulgaria
2009 GDP outlook*
-15%	-10%	-5%	0%	5%	10%

* Real GDP based on the lower end of the range of analysts consensus or the minimum.

March ‘09 Forecast	Jan ‘09 Forecast

Czech
Romania
Slovakia
Slovenia
Croatia
Ukraine
Bulgaria
- 3%
- 23%
- 10%
0%
Local Currency TV Ad market has worsened
0%
- 30%
- 23%
- 15%
- 17%
- 17%
0%
- 15%
- 25%
- 5%
- 13%
- 35%
- 17%
The above percentage declines relate to the local TV Ad market. The US$ equivalent decline would be greater as local currency has devalued against the US$. Source: CME

In a difficult 6 months we focused on our key tasks

1 Core markets: Czech Republic, Romania, Slovak Republic, Slovenia, Croatia
All comparisons are year on year
Maintain leadership in core markets1
Increased prime time audience share in most
core markets between 1 - 2 percentage points
Tasks
Results
Stimulate ad spending by adjusting
sales policy
Increased advertising market share in all core
markets between 1 - 4%
Reduce operating costs and capex
10% local currency cost reduction (excluding
Bulgaria); US$ 16m reduction in capex (67%)
Improve liquidity
Time Warner agreed investment of US$ 241m
Restructure the corporate functions
New central function in place; 30% full year
cost savings estimated
Address funding issues of Ukraine and
Bulgaria
Various options under review

What did we learn?

The crisis hit
our markets
much harder
than we
expected.
Listen to the short
term worries, but act
for the strategic
benefit!
The crisis is not over

What we have to do

 Grow our Internet business in order to quickly achieve
 leadership in our markets
 Strengthen confidence in our financial profile
Continue to enhance the brand, company culture & motivate our people

TASK 1: Emerge successfully out of the crisis

  Protect our markets, brands and people
  Improve our skills to remain the lowest cost
 operators in the region without damaging
 our audience and brands
  Enhance our team work at the operational
 level
  New CME management organization
 structure
  New CME Operating structure
  Prepare for the worst but also for a rapid recovery

TASK 2: Reset the CME business model

We currently operate with broadcasting entities which incubate internet and production
We will reset the business model from country operations to:
Broadcasting
Internet
Content
And 5 revenue sources:
Advertising
Revenue
Subscription
(cable,
satellite…)
Content,
product
sales
Internet
Revenue
Sale of
management
services

TASK 3: Build strong content division

  Combined production units of CME are one of the largest producers of content in the region and we plan to make them profit focused
  The integrated Content Division will not only supply the content needs of CME TV
 Broadcast stations:
 ▪ Our operational model will be designed to supply and distribute content outside CME as well as inside
 ▪ We will co-operate with Time Warner to maximize the benefits of our partnership.
By 2013, we expect the Content Division to be the largest segment of CME

TASK 4: Launch more channels
Expand the multichannel operating model in all our territories
EXPAND PROVEN FORMATS THROUGHOUT CME TERRITORRIES
 ▪ Exploit successes in targeting the female demographic
 ▪ New female targeted channels in Slovakia and Romania (“Acasa”)
LAUNCH AT LEAST ONE NEW CHANNEL EVERY YEAR/COUNTRY
 ▪ Utilize existing library programming & Time Warner relationship for specific target demographics
MULTICHANNEL IS A PROVEN ROUTE TO MAXIMISE VALUE
 ▪ Targets multiple demographics
 ▪ Efficient use of library, resources and infrastructure
 ▪ Maximizes sales and cross-promotion

TASK 5: Grow fast in Internet
Top 4 in Internet in Slovenia, Croatia, Romania and Czech Republic
Top 4 in Internet in Slovenia, Croatia, Romania and Czech Republic
We are in an ideal position to take the advantage of this trend
 1.7m unique visitors / day in our markets and growing week by week
The winner of the post crisis period is internet
 Advertising revenue will migrate to new media
 Our goal is to become the No. 1 Internet player in our region
Our Content is available across TV and Internet
Our Content is available across TV and Internet
 Online TV (TV channels), Catch-Up TV (Hulu, iplayer)
 Online TV (TV channels), Catch-Up TV (Hulu, iplayer)
 User Generated Content (YouTube, Facebook)
 User Generated Content (YouTube, Facebook)
 Internet services (Search, Catalogues etc)
 Internet services (Search, Catalogues etc)

How do we achieve these tasks?

Has our strategy changed?

In 2013, CME plans to become the largest provider of content for television in Europe. We will sell our content and expertise.
Content
 Digital / Analog /
 Cable
DTH
 Terrestrial Digital
 Multichannel
Portable Media &           Mobile TV